Exhibit 10.26

                          SUMMIT GLOBAL LOGISTICS, INC.

                   2007 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       ARTICLE I - PURPOSE; EFFECTIVE DATE

         1.1 PURPOSE. The purpose of this SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (hereinafter, the "Plan") is to permit a select group of management or highly compensated employees of Summit Global Logistics, Inc. (and its selected subsidiaries and/or affiliates) to defer the receipt of income which otherwise would become payable to them. It is intended that this Plan, by providing these eligible employees an opportunity to defer the receipt of income, will assist the Company (as hereinafter defined) in retaining and attracting individuals of exceptional ability by providing them with an additional opportunity to save for retirement beyond Code (as hereinafter defined) limitations imposed on qualified retirement plans. This Plan is intended to be "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         1.2 EFFECTIVE DATE. This Plan shall be effective as of January 1, 2007. It is the intent that all of the amounts deferred and benefits provided under this Plan will comply with the terms of Section 409A of the Code and interpretive guidance issued thereunder.

         1.3 UNFUNDED PLAN. This plan is an unfunded top-hat plan maintained primarily to provide deferred compensation benefits for a "select group of management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

                            ARTICLE II - DEFINITIONS

         For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 ACCOUNT(S). "Account(s)" means the notional account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets. Account(s) shall be deemed to exist from the time amounts are first credited to such Account(s) until such time that the entire Account balance has been distributed in accordance with this Plan. The Accounts available for each Participant shall be identified as:

                  (a) DEFERRAL ACCOUNT;

                  (b) IN-SERVICE ACCOUNT; AND,

                  (c) RETENTION ACCOUNT.

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         2.2 BENEFICIARY.  "Beneficiary" means the person,  persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant's death.

         2.3 BOARD. "Board" means the Board of Directors of the Company.

         2.4 CHANGE OF CONTROL. "Change of Control" means:

                  (a) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined and determined under Section 409A(a)(2)(A)(v) of the Code (or its successor provisions), Treasury Notice 2005-1 and Proposed Treasury Regulation 1.409A-1 and any further interpretive guidance issued thereunder. Without in any way limiting the scope of the preceding sentence, a Change of Control shall be deemed to occur on the date upon which one of the following events occurs:

                           i.  any one person (as such term is used in  Sections
13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or more than one person acting as a group (as determined under applicable Treasury regulations), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of either the total fair market value or total voting power of the stock of the Company (except that the acquisition of additional control of the Company by the same person or persons during such 12-month period is not considered to cause a change in control of the Company); or

                           ii.  any  one  person  (as  such  term is used in the
Exchange Act), or more than one person acting as a group (as determined under applicable Treasury regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the Company (except that the acquisition of additional control of the Company by the same person or persons during such 12-month period is not considered to cause a change in control of the Company); or

                           iii. a majority  of members of the Board is  replaced
during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

                           iv.  any  one  person  (as  such  term is used in the
Exchange Act), or more than one person acting as a group (as determined under applicable Treasury regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

         2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

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         2.6  COMMITTEE.   "Compensation   Committee"   means  the  Compensation
Committee appointed by the Board to administer the Plan pursuant to Article VII.

         2.7 COMPANY. "Company" means Summit Global Logistics, Inc., a New Jersey corporation or any successor to the business thereof; provided, however, that for purposes of eligibility to participate in the Plan and employment status, Company shall include any directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board.

         2.8 COMPENSATION. "Compensation" means the base salary payable to Participant and bonus or incentive compensation earned by a Participant with respect to employment services performed for the Company by the Participant and considered to be "wages" for purposes of federal income tax withholding. For purposes of this Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Code but shall exclude "wages" associated with the exercise of stock options by the Participant or income arising from other equity instruments (e.g., stock units, restricted stock units or restricted stock) awarded to a Participant. Inclusion of any other forms of compensation, including commissions payable, is subject to Committee approval.

         2.9 DEFERRAL ELECTION. "Deferral Election" means an irrevocable written commitment made by a Participant to defer a portion of his/her Compensation as set forth in Article III, and as permitted by the Committee in its sole discretion. The Deferral Election shall apply to each payment of salary and/or bonus payable to a Participant, and shall specify the Account or Accounts to which the Compensation deferred shall be credited. Such designation shall be made in the form of a whole percentage or an exact stated dollar amount. Such Deferral Election shall be made on an Election Form and at a time deemed acceptable to the Committee. A Deferral Election with respect to any bonus or incentive compensation which is based on services performed over a period of at least twelve (12) months shall be made no later than six (6) months prior to the end of such performance period.

         2.10 DEFERRAL PERIOD. "Deferral Period" means each calendar year, except that if a Participant first becomes eligible after the beginning of a calendar year, the initial Deferral Period shall be the date the Participant first becomes eligible to participate in this Plan through and including December 31st of that calendar year. For purposes of deferrals related to Participant's annual bonus or other incentive based compensation, "Deferral Period" shall mean the Company's Fiscal Year.

         2.11 DETERMINATION DATE. "Determination Date" means each business day.

         2.12 DISABILITY. "Disability" means the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement or other disability benefits for a period of not less than 3 months under an accident and health plan covering employees of the participant's employer.

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         2.13 DISTRIBUTION ELECTION.  "Distribution  Election" means the form of payment for benefits payable from each Account under this Plan, as elected by the Participant on an Enrollment Form prescribed by the Committee.

         2.14 FINANCIAL HARDSHIP. "Financial Hardship" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant, provided, that such financial hardship may not be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan. The determination of whether a Financial Hardship exists shall be subject to and determined in accordance with relevant tax guidance issued under Section 409A of the Code.

         2.15 INTEREST. "Interest" means the amount credited to or charged against a Participant's Account(s) on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant as provided in Section 2.21, below and in a manner consistent with Section 4.3, below. Such credits or charges to a Participant's Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan.

         2.16 PARTICIPANT. "Participant" means any individual who is eligible, pursuant to Section 3.1, below, to participate in this Plan, and who either, has elected to defer Compensation under this Plan in accordance with Article III, below, or who is determined by the Committee in its sole discretion as being eligible to receive a Retention Contribution under this Plan. Such its individual shall remain a Participant in this Plan for the period of deferral, or credit, and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

         2.17 PLAN. "Plan" means this Supplemental Executive Retirement Plan as amended from time to time.

         2.18 QUALIFIED PLAN. "Qualified Plan" means the defined contribution or 401(k) plan in which the Participant participates.

         2.19 RETENTION CONTRIBUTION. "Retention Contribution" means the annual discretionary contribution, if any, made by the Company to the Participant's Retention Account under Section 4.5, below.

         2.20 RETIREMENT. "Retirement" means the termination of a Participant's employment with the Company, for reasons other than death or Disability, on or after the earlier of: (a) attainment of age 55 with at least ten (10) years of continuous service with the Company; or (b) attainment of age sixty-five (65).

         2.21 SPECIFIED EMPLOYEES. "Specified Employees" means key employees, as defined in Section 416(i) of the Code without regard to paragraph (5) thereof, of the Company.

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         2.22  VALUATION  FUNDS.  "Valuation  Funds"  means  one or  more of the hypothetical investment funds or indices managed by an investment manager that are selected by the Committee. These Valuation Funds are used solely to calculate the Interest that is credited to each Participant's Account(s) in accordance with Article IV, below, and not represent, nor should they be interpreted to convey any beneficial interest or ownership on the part of the Participant in any asset or other property of the Company. Participants may allocate their Account(s) between Valuation Funds. Exhibit A attached hereto sets forth the available Valuation Funds which may be amended from time to time in the sole and absolute discretion of the Committee.

                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY AND PARTICIPATION.

                  (a) ELIGIBILITY. Eligibility to participate in the Plan shall be limited to those senior management employees of the Company who have annual compensation equal to or in excess of $220,000 or who are designated as eligible to participate by the Committee from time to time.

                  (b) PARTICIPATION. An individual's participation in the Plan shall be effective upon notification to the individual by the Committee or its designee of his/her eligibility to participate, and the earlier of a contribution under this Plan being made on behalf of the Participant by the Company or the completion and submission of an Enrollment Form, Allocation Form, and a Distribution Election to the Committee no later than fifteen (15) days prior to the beginning of the Deferral Period.

                  (c) FIRST-YEAR PARTICIPATION. When an individual first becomes eligible to participate in this Plan, a Deferral Election may be submitted to the Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Deferral Election will be effective only with regard to Compensation earned and payable following submission of the Deferral Election to the Committee.

         3.2 FORM OF DEFERRAL ELECTION. A Participant may irrevocably elect to make a Deferral Election no later than fifteen (15) days prior to the beginning of the Deferral Period by submitting the Enrollment Form permitted by the Committee. The Deferral Election shall specify the following:

                  (a) DEFERRAL AMOUNTS; ACCOUNTS. A Deferral Election shall be made with respect to each payment of Compensation payable by the Company to a Participant during the Deferral Period, and shall designate the portion of each deferral that shall be allocated among either the Deferral or In-Service Accounts. In addition, no amounts shall be deferred into an In-Service Account once payments have commenced under the terms of this Plan and until such time as the entire Account Balance has been completely distributed. The Participant shall set forth the amount of his salary to be deferred as a whole percentage amount of Compensation, and with respect to the deferral of bonus Compensation, a stated dollar amount or a whole percentage amount above a stated dollar amount.

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                  (b)  ALLOCATION  TO VALUATION  FUNDS.  The  Participant  shall specify in a separate form (known as the "Allocation Form") filed with the Committee, the Participant's initial allocation of the amounts deferred into each Account among the various available Valuation Funds.

                  (c) MAXIMUM DEFERRAL. The maximum amount of Compensation that may be deferred shall be no more than seventy-five percent (75%) of base salary and one hundred percent (100%) of annual bonus or incentive compensation.

         3.3 PERIOD OF COMMITMENT. Any Deferral Election made by a Participant with respect to Compensation shall remain in effect for the next succeeding Deferral Period, and shall remain in effect for all future Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee no later than fifteen (15) days prior to the beginning of a subsequent Deferral Period, except that if a Participant suffers a Disability or terminates employment with Company prior to the end of the Deferral Period, the Deferral Period shall end as of the date of Disability or termination.

         3.4 MODIFICATION OF DEFERRAL ELECTION. Except as provided in Sections 3.3, above, and 5.5 below, a Deferral Election shall be irrevocable by the Participant during a Deferral Period.

         3.5 CHANGE IN STATUS. If the Committee determines that a Participant's employment performance is no longer at a level that warrants reward through participation in this Plan, but does not terminate the Participant's employment with Company, the Participant's existing Deferral Election shall terminate at the end of the Deferral Period, and no new Deferral Election may be made by such Participant after notice of such determination is given by the Committee, unless the Participant later satisfies the requirements of Section 3.1. If the Committee, in its sole discretion, determines that the Participant no longer qualifies as a member of a select group of management or highly compensated employees, as determined in accordance with the ERISA, and interpretive guidance issued thereunder the Committee may, in its sole discretion terminate any Deferral Election for that year, and prohibit the Participant from making any future Deferral Elections.

         3.6 DEFAULTS IN EVENT OF INCOMPLETE OR INACCURATE DEFERRAL ELECTIONS. In the event that a Participant submits a Deferral Election to the Committee that contains information necessary to the efficient operation of this Plan which, in the sole discretion of the Committee, is incomplete or inaccurate, the Committee shall be authorized to treat the incomplete or inaccurate Deferral Election as if the following elections had been made by the Participant, and such information shall be communicated to the Participant:

                  (a) If no Account is listed - treat as if the Deferral Account was elected;

                  (b) If Accounts listed equal less than 100% - treat as if the balance was deferred into Deferral Account;

                  (c) If Accounts listed equal more than 100% -proportionately reduce each Account to equal 100%;

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                  (d) If In-Service  Account is listed,  but no deferrals can be made into that Account due to the fact that benefits are being paid from that In-Service Account, then the amounts elected to be deferred shall be credited to the Deferral Account during such period of payment, after which time the balance of the amounts elected to be deferred shall be credited to a subsequent In-Service Account with a distribution date as elected or as provided in sub-section (i), below;

                  (e) If no Valuation Fund is selected - treat as if the Money Market Fund was elected;

                  (f) If Valuation Fund(s) selected equal less than 100% - treat as if the Money Market Fund was elected for remaining balance;

                  (g) If Valuation Fund(s) selected equal more than 100% - proportionately reduce each Valuation Fund to equal 100%;

                  (h) If no Distribution Election is chosen -treat as if lump sum was elected for In-Service Account and treat as if three (3) year was elected for Deferral Account; and,

                  (i) If no time of payment is chosen for In-Service Account -treat as if the earliest possible date available under the provisions of
Section 5.3, below was elected.

                   ARTICLE IV - DEFERRED COMPENSATION ACCOUNT

         4.1 ACCOUNTS. The Compensation deferred by a Participant under the Plan, and Interest shall be credited to the Participant's Account(s) as selected by the Participant; any Retention Contributions and Interest thereon shall be credited to the Participant's Retention Account. Separate accounts may be maintained on the books of the Company to reflect the different Accounts chosen by the Participant, and the Participant shall designate the portion of each deferral that will be credited to each Account as set forth in Section 3.2(a), above. These Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

         4.2 TIMING OF CREDITS; WITHHOLDING. A Participant's deferred Compensation shall be credited to each Account designated by the Participant as soon as administratively practical after the date the Compensation deferred would have otherwise been payable to the Participant. Any Retention Contributions shall be credited to the Retention Account as set forth in Section 4.5, below. Any withholding of taxes or other amounts with respect to deferred Compensation or other amounts credited under this Plan that is required by local, state or federal law shall be withheld from the Participant's corresponding non-deferred portion of the Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant's Account in a manner specified by the Committee.

         4.3 VALUATION FUNDS. A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for each Account for the sole purpose of determining the amount of Interest to be credited or debited to such Account. Such election shall designate the portion

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of each deferral of Compensation  made into each Account that shall be allocated among the available Valuation Fund(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Upon notice to the Committee, Participants shall also be permitted to reallocate the balance in each Valuation Fund among the other available Valuation Funds as determined by the Committee. The manner in which such elections shall be made and the frequency with which such elections may be changed and the manner in which such elections shall become effective shall be determined in accordance with the procedures to be adopted by the Committee or its delegates from time to time. As of the Effective Date, such elections may be made on a daily basis electronically, and such elections shall become effective on the date made or the next available Determination Date.

         4.4 RETENTION CONTRIBUTIONS. Company may make a discretionary contribution to each eligible Participant's Retention Account as soon as is practical after the close of the Company's fiscal year, but in no event later than sixty (60) days following the close of such fiscal year. The amount of the credit shall be determined by the Committee in its sole discretion, and each year, the Committee shall have the discretion to increase or decrease the Retention Contribution from prior years, or to eliminate the contribution totally for any given year.

         4.5 DETERMINATION OF ACCOUNTS. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

                  (a) NEW DEFERRALS. Each Account shall be increased by any deferred Compensation credited since such prior Determination Date in the proportion chosen by the Participant, except that no amount of new deferrals shall be credited to an Account at the same time that a distribution is to be made from that Account.

                  (b) COMPANY CONTRIBUTIONS. Each Account shall be increased by any Retention Contributions credited since such prior Determination as set forth above in sections 4.4 or as otherwise directed by the Committee.

                  (c) DISTRIBUTIONS. Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

                  (d) INTEREST. Each Account shall be increased or decreased by the Interest credited to such Account since such Determination Date as though the balance of that Account as of the beginning of the current month had been invested in the applicable Valuation Funds chosen by the Participant.

         4.6 VESTING OF ACCOUNTS. Each Participant shall be vested in the amounts credited to such Participant's Account and Interest thereon as follows:

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                  (a)  AMOUNTS  DEFERRED.  A  Participant  shall be one  hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan to the Deferral Account and In-Service Account, if any, including any Interest thereon.

                  (b) RETENTION CONTRIBUTIONS. Each separate Retention Contribution, if any, to a Participant's Retention Account, including any Interest thereon, shall be 33.33% vested on the last day of the fiscal year immediately following the fiscal year to which the Retention Contribution is attributable, provided, that the Participant remains employed by the Company on such date, and vested in an additional 33.33% of such Retention Contribution on the last day of the second and third fiscal years, respectively, following the fiscal year to which the Retention Contribution is attributable, provided, that the Participant remains employed by the Company on each such date. If the Participant fails to remain employed with the Company through the vesting dates and the Retention Contribution is not otherwise vested as providing in the following sentence, then the unvested portion of the Retention Contribution and any Interest thereon shall be forfeited and returned to the Company. Notwithstanding the previous sentence or anything else herein to the contrary, a Participant's Retention Account shall (i) be one hundred percent (100%) vested upon the death or Disability of the Participant or a Change of Control or (ii) be one hundred percent (100%) vested as otherwise provided by the Committee in its sole discretion.

                  (c) STATEMENT OF ACCOUNTS. The Committee shall direct the Plan's third-party administrator to provide to each Participant a statement showing the balances in the Participant's Account on a quarterly basis.

                            ARTICLE V - PLAN BENEFITS

         5.1 DEFERRAL ACCOUNT. The vested portion of a Participant's Deferral Account shall be distributed to the Participant upon the termination of employment with the Company.

                  (a) TIMING OF PAYMENT. Subject to Section 5.7, benefits payable from the Deferral Account shall commence on or about the January 15th immediately following the date of the Participant's termination of employment, or if later forty-five (45) days following the Participant's termination of employment, and subsequent payments, if the form of payment selected provides for subsequent payments, shall be made on or about each succeeding January 15th.

                  (b) FORM OF PAYMENT. The form of benefit payment from the Deferral Account shall be that form selected by the Participant in the first
Deferral Election which designated a portion of the Compensation deferred be allocated to the Deferral Account, and as permitted pursuant to Section 5.8 below, except that if the Participant terminates employment prior to Retirement, in which event, the Deferral Account shall be paid in the form of a lump sum payment.

         5.2  RETENTION  ACCOUNT.   The  vested  portion  of  the  Participant's
Retention Account shall be distributed to the Participant upon the termination of employment with the Company.

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                  (a)  TIMING OF  PAYMENT.  Subject  to  Section  5.7,  benefits payable from the Retention Account shall commence on or about the January 15th immediately following the date of the Participant's termination, or if later forty-five (45) days following the Participant's termination, and subsequent payments, if the Form of Payment selected provides for subsequent payments, shall be made on or about each succeeding January 15th .

                  (b) FORM OF PAYMENT. The form of benefit payment from the Retention Account shall be made in that form selected by the Participant in the Distribution Election set forth in the Enrollment Form filed with the Committee coincident with the initial crediting of amounts to the Retention Account, and as permitted pursuant to Section 5.8 below, except that if the Participant terminates employment prior to Retirement, in which event, the Retention Account shall be paid in the form of a lump sum payment.

         5.3  IN-SERVICE   ACCOUNT.   The  vested  portion  of  a  Participant's
In-Service Account shall generally be distributed to the Participant upon the date chosen by the Participant.

                  (a) TIMING OF PAYMENT. Subject to Section 5.7, benefits under this section shall be payable on or about January 15th of the year specified in the first Deferral Election which designated a portion of the Compensation deferred be allocated to the In-Service Account and subsequent payments. In no event shall the date selected be earlier than the first day of the sixth calendar year following the initial filing of the Deferral Election with respect to that In-Service Account. In the event that the Participant terminates employment with the Company prior to the date so specified, the benefits under this section shall commence as soon as administratively practical after termination of employment.

                  (b) FORM OF PAYMENT. The form of benefit payment from the In-Service Account shall be that form selected by the Participant pursuant to
Section 5.8, below, except that if the Participant terminates employment with the Company prior to the date so specified, then the In-Service Account shall be paid in the form of a lump sum payment. If the Form of Payment selected provides for subsequent payments, subsequent payments shall be made on or about each succeeding January 15th.

                  (c) CHANGE OF TIME AND/OR FORM OF PAYMENT. The Participant may, subsequently amend the form of payment or the intended date of payment to a date later than that date initially chosen, by filing such amendment with the Committee no later than twelve (12) months prior to the current date of payment. The Participant may file this amendment, provided that each amendment must provide for a payout under this paragraph at a date no earlier than five (5) years after the date of payment in force immediately prior to the filing of such request, and the amendment may not take effect for twelve (12) months after the request is made.

         5.4 DEATH BENEFIT. Upon the death of a Participant prior to the commencement of benefits under this Plan from any particular Account, the Company shall pay to the Participant's Beneficiary an amount equal to the vested Account balance in that Account in the form of a lump sum payment. In the event of the death of the Participant after the commencement of benefits under this Plan from any

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

Account, the benefits from that Account(s) shall be paid to the Participant's designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived.

         5.5 HARDSHIP DISTRIBUTIONS. Upon a finding that a Participant has suffered a Financial Hardship, the Committee shall terminate the existing Deferral Election, and/or make distributions from any or all of the Participant's Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Financial Hardship is or may be relieved through the reimbursement or compensation by insurance, or otherwise or by liquidation of the Participant's assets (to the extent that liquidation of such assets would not itself cause severe financial hardship). The amount of such distribution will not exceed the Participant's vested Account balances. If payment is made due to Financial Hardship, the Participant's deferrals under this Plan shall cease for the period of the Financial Hardship and for twelve (12) months thereafter. If the Participant is again eligible to participate, any resumption of the Participant's deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.

         5.6 CHANGE OF CONTROL DISTRIBUTIONS. Upon the occurrence of a Change of Control, Benefits payable from the Deferral and Retention Accounts shall be distributed to the Participant within forty-five (45) days following the Change of Control.

         5.7 DISABILITY DISTRIBUTIONS. Upon a finding that a Participant has suffered a Disability, the Committee may make distributions from any or all of the Participant's Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Disability.

         5.8 PAYMENT TO SPECIFIED EMPLOYEES. Payments of benefits from the Deferral Account, Retention Account and benefits payable from an In-Service Account caused by the termination of employment of a Participant who is determined to meet the definition of Specified Employee shall be payable as otherwise provided, except that the initial payment shall be made no earlier than the six (6) months following the termination of employment with the Company.

         5.9 FORM OF PAYMENT. Unless otherwise specified in this Article, the benefits payable from any Account under this Plan shall be paid in the form of benefit as provided below, and specified by the Participant in the Distribution Election applicable to that Account at the time of the initial deferral or credit to that Account. The permitted forms of benefit payments are:

                  (a) A lump sum amount which is equal to the vested Account balance; and

                  (b) Annual installments for a period of up to fifteen (15) years (or in the event of payment of the In-Service Account, a maximum of five
(5) years) where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. Interest on the

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

unpaid balance shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above.

         5.10 SMALL ACCOUNT. If the total of a Participant's vested, unpaid Account balance as of the time the payments are to commence from the Participant's Account is less than the minimum prescribed, the remaining unpaid, vested Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary. Such minimums shall be $5,000 for any In-Service Account and $10,000 for any Deferral or Retention Account.

         5.11 WITHHOLDING; PAYROLL TAXES. Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision thereto.

         5.12 PAYMENT TO GUARDIAN. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

         5.13 EFFECT OF PAYMENT. The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant's Beneficiary) with respect to the operation of this Plan, and the Participant's (and Participant's Beneficiary's) rights under this Plan shall terminate.

         5.14 FORFEITURE. In the event a Participant is terminated for "cause", then his Retention Account shall be immediately forfeited without regard to whether or not he is vested or unvested in such Retention Account. For purposes of this Plan, "cause" shall mean (i) the Participant's material dishonesty including, without limitation, theft, fraud, embezzlement, financial misrepresentation or other similar behavior or action, in his dealings with or with respect to the Company or any affiliate thereof or entity with which the Company, or any parent or subsidiary of the Company, shall be engaged in or attempting to engage in commerce; (ii) the conviction of the Participant for, or the Participant's entry of a plea of guilty or nolo contendere to, the commission of a felony other than driving while intoxicated by, or driving while under the influence of, alcohol; or (iii) the material breach of any provision of this Agreement which is not cured to the extent possible, by the Participant within thirty (30) calendar days after written notice thereof from the Company to the Participant setting forth with reasonable specificity the nature of such breach. Notwithstanding anything in the Plan to the contrary, forfeiture for cause may not occur following a Change of Control.

                      ARTICLE VI - BENEFICIARY DESIGNATION

         6.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.

         6.2 CHANGING BENEFICIARY. Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.

         6.3 NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

                  (a) The Participant's surviving spouse;

                  (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living; or

                  (c) The Participant's estate.

         6.4 EFFECT OF PAYMENT. Payment to the Beneficiary shall completely discharge the Company's obligations under this Plan.


                          ARTICLE VII - ADMINISTRATION

         7.1 COMMITTEE; DUTIES. This Plan shall be administered by the Compensation Committee, or the Senior Vice President of Human Resources acting as the Plan Administrator. References to the "Compensation Committee" in the Plan shall include the Senior Vice President of Human Resources acting in his capacity as Plan Administrator. The Committee or its designee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration. A majority vote of the Committee members shall control any decision.

         7.2 AGENTS. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

         7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

         7.4 INDEMNITY OF COMMITTEE. To the fullest extent permitted by the Company's Articles of Incorporation and By-Laws, the Company shall indemnify and hold harmless the members of the Compensation Committee or the Senior Vice President of Human Resources acting as the Plan Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.

                         ARTICLE VIII - CLAIMS PROCEDURE

         8.1 CLAIM. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant"), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practical, but in no event later than ninety (90) days after receiving the initial claim (or no later than forty-five (45) days after receiving the initial claim regarding a Disability under this Plan).

         8.2 DENIAL OF CLAIM. If the claim or request is denied, the written notice of denial shall state:

                  (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

                  (b) A description of any additional material or information required and an explanation of why it is necessary, in which event the time frames listed in section 8.1 shall be one hundred and eighty (180) and seventy-five (75) days from the date of the initial claim respectively; and

                  (c) An explanation of the Plan's claim review procedure.

         8.3 REVIEW OF CLAIM. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty
(60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Committee of Claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

         8.4 FINAL DECISION. The decision on review shall normally be made within sixty (60) days (or forty-five (45) days in the event of a claim regarding a Disability) after the Committee's receipt of claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days (or ninety (90) days in the event of a claim regarding a Disability). The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

                 ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

         9.1 AMENDMENT. The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiary receiving installment payments, except that no amendment shall reduce or otherwise adversely affect the amount accrued in any Account as of the date the amendment is adopted.

         9.2 COMPANY'S RIGHT TO TERMINATE. The Board may at any time terminate the Plan provided that such termination of the Plan is not treated as an "acceleration of benefits" as described in Section 409A(a)(3) of the Code and appropriate Treasury regulations or other guidance issued by the Internal Revenue Service or Treasury. Upon a permitted partial or complete termination, the Board may cease all future Deferral Elections, all current Deferral Elections, and or, in its sole discretion, pay out Accounts over a period of up to five (5) years, provided such action is not treated as an "acceleration of benefits" as described in Section 409A(a)(3) of the Code and appropriate Treasury regulations or other guidance issued by the Internal Revenue Service or Treasury without the action.

                            ARTICLE X - MISCELLANEOUS

         10.1 UNSECURED GENERAL CREDITOR. Notwithstanding any other provision of this Plan, Participants and Participants' Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

         10.2 TRUST FUND. Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one
(1) or more rabbi trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. The assets of any such trust shall be held for payment of all Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

         10.3 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a

Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         10.4 NOT A CONTRACT OF EMPLOYMENT. This Plan shall not constitute an employment contract or a contract for services of any kind between the Company and the Participant. Nothing in this Plan shall confer on the Participant the right to be retained by Company or otherwise be retained in the service of the Company or to interfere with the right of the Company to terminate its relationship with a Participant at any time.

         10.5 PROTECTIVE PROVISIONS. A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

         10.6 ARBITRATION OF DISPUTES. All controversies or claims that may arise between the Executive and the Company in connection with this Agreement shall be settled by arbitration. The parties further agree that the arbitration shall be held in the State of New Jersey, and administered by the American Arbitration Association under its Commercial Arbitration Rules, applying New Jersey law, except to the extent such law is preempted by ERISA.

                  (a) QUALIFICATIONS OF ARBITRATOR. The arbitration shall be submitted to a single arbitrator chosen in the manner provided under the rules of the American Arbitration Association. The arbitrator shall be disinterested and shall not have any significant business relationship with either party, and shall not have served as an arbitrator for any disputes involving the Company or any of its Affiliates more than twice in the thirty-six (36) month period immediately preceding his or her date of appointment. The arbitrator shall be a person who is experienced and knowledgeable in employment and executive compensation law and shall be an attorney duly licensed to practice law in one or more states.

                  (b) POWERS OF ARBITRATOR. The arbitrator shall not have the authority to grant any remedy which contravenes or changes any term of this Plan and shall not have the authority to award punitive or exemplary or damages under any circumstances. The parties shall equally share the expense of the arbitrator selected and of any stenographer present at the arbitration. The remaining costs of the arbitrator proceedings shall be allocated by the arbitrator, except that the arbitrator shall not have the power to award attorney's fees.

                  (c) EFFECT OF ARBITRATOR'S DECISION. The arbitrator shall render its decision within thirty (30) days after termination of the arbitration proceeding, which decision shall be in writing, stating the reasons therefor and including a brief description of each element of any damages awarded. The decision of the arbitrator shall be final and binding. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         10.7 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of New Jersey, except to the extent as preempted by federal law.

         10.8 VALIDITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         10.9 NOTICE. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in company's records.

         10.10 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

         10.11 409A. Notwithstanding anything herein to the contrary, in the event that the Company, upon the advice of its counsel, determines in its sole and absolute discretion that a delay in payment of a benefit hereunder or other modification is necessary to comply with Section 409A of the Code and interpretive guidance thereunder, then such delay in payment or other modification shall be made.

APPROVALS
2007 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Adopted by the Compensation Committee of
the Board of Directors on:                                      November 8, 2006

Approved by the Stockholders on:                                November 8, 2006


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